Exhibit 11
                         Statement re per share earnings
                        Three Months Ended September 30,
                                       1996                           1995
                                 ----------------               ---------------


Net income (loss)                  $   (326,942)                  $  (448,675)

Preferred dividends                                                   152,110

                                 ----------------               ---------------
Earnings (loss) available
for common shareholders            $   (326,942)                  $  (600,785)
                                 ================               ===============

Weighted average number of
 shares outstanding                   10,535,547                     5,427,400


Common stock equivalents                       -                             -
                                 ----------------               ---------------

Shares used to calculate per
 share earnings                       10,535,547                     5,427,400
                                 ================               ===============